WINTHROP REALTY TRUST

TO

THE BANK OF NEW YORK MELLON

Indenture Trustee

Indenture

Dated as of August 6, 2012

Debt Securities

EXHIBIT A-1

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.07
(a)(2)	6.07
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	6.07
(b)	6.04, 6.07, 6.08
(c)	N.A.
311(a)	6.04
311(b)	6.04
311(c)	N.A.
312(a)	7.04
(b)	7.01
(c)	7.01
313(a)	7.02
(b)	7.02
(c)	7.02
(d)	7.02
314(a)	7.03, 10.09
(b)	N.A.
(c)(1)	1.02
(c)(2)	1.02
(c)(3)	N.A.
(d)	N.A.
(e)	1.02
(f)	N.A.
315(a)	3.03, 6.02
(b)	6.01, 6.02
(c)	6.02
(d)	6.02
(e)	5.15
316(a) (last sentence)	1.01 (Outstanding)
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.04
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318(a)	1.11
318(b)	N.A.
318(c)	1.11

*This Cross Reference Table is not part of this Indenture.

N.A. mean not applicable.

Exhibit A-1-2

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including 317 of the Trust Indenture Act are a part of and govern every qualified indenture, whether or not physically contained therein.

Exhibit A-1-3

ARTICLE I	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01.	Definitions
Section 1.02.	Compliance Certificates and Opinions
Section 1.03.	Form of Documents Delivered to Indenture Trustee
Section 1.04.	Acts of Holders
Section 1.05.	Notices, Etc., to Indenture Trustee and Company
Section 1.06.	Notice to Holders; Waivers
Section 1.07.	Counterparts: Effect of Headings and Table of Contents
Section 1.08.	Successors and Assigns
Section 1.09.	Severability Clause
Section 1.10.	Benefits of Indenture
Section 1.11.	Governing Law; Waiver of Jury Trial; Jurisdiction
Section 1.12.	Legal Holidays
Section 1.13.	Immunity of Shareholders, Trustees, Officers and Agents of the Company
Section 1.14.	Incorporation by Reference of Trust Indenture Act; Conflict with Trust Indenture Act
ARTICLE II	SECURITIES FORMS
Section 2.01.	Forms of Securities
Section 2.02.	Form of Indenture Trustee’s Certificate of Authentication
Section 2.03.	Securities Issuable in Global Form
ARTICLE III	THE SECURITIES
Section 3.01.	Amount Unlimited; Issuable in Series
Section 3.02.	Denominations
Section 3.03.	Execution, Authentication, Delivery and Dating
Section 3.04.	Temporary Securities
Section 3.05.	Registration, Registration of Transfer and Exchange
Section 3.06.	Mutilated, Destroyed, Lost and Stolen Securities
Section 3.07.	Payment of Interest: Interest Rights Preserved
Section 3.08.	Persons Deemed Owners
Section 3.09.	Cancellation
Section 3.10.	Computation of Interest
Section 3.11.	CUSIP, Common Code, ISIN and Other Similar Numbers
ARTICLE IV	SATISFACTION AND DISCHARGE
Section 4.01.	Satisfaction and Discharge of Indenture
Section 4.02.	Application of Trust Funds
ARTICLE V	REMEDIES
Section 5.01.	Events of Default
Section 5.02.	Acceleration of Maturity: Rescission and Annulment
Section 5.03.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
Section 5.04.	Indenture Trustee May File Proofs of Claim
Section 5.05.	Indenture Trustee May Enforce Claims Without Possession of Securities or Coupons
Section 5.06.	Application of Money Collected
Section 5.07.	Limitation on Suits
Section 5.08.	Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts

Exhibit A-1-4

Section 5.09.	Restoration of Rights and Remedies
Section 5.10.	Rights and Remedies Cumulative
Section 5.11.	Delay or Omission Not Waiver
Section 5.12.	Control by Holders of Securities
Section 5.13.	Waiver of Past Defaults
Section 5.14.	Waiver of Usury, Stay or Extension Laws
Section 5.15.	Undertaking for Costs
ARTICLE VI	THE INDENTURE TRUSTEE
Section 6.01.	Notice of Defaults
Section 6.02.	Certain Rights of Indenture Trustee
Section 6.03.	Not Responsible for Recitals or Issuance of Securities
Section 6.04.	May Hold Securities
Section 6.05.	Money Held in Trust
Section 6.06.	Compensation and Reimbursement
Section 6.07.	Corporate Indenture Trustee Required; Eligibility; Conflicting Interests.
Section 6.08.	Resignation and Removal; Appointment of Successor
Section 6.09.	Acceptance of Appointment by Successor
Section 6.10.	Merger, Conversion, Consolidation or Succession to Business
Section 6.11.	Appointment of Authenticating Agent
ARTICLE VII	HOLDERS’ LISTS AND REPORTS BY INDENTURE TRUSTEE AND COMPANY
Section 7.01.	Disclosure of Names and Addresses of Holders
Section 7.02.	Reports by Indenture Trustee
Section 7.03.	Reports by Company
Section 7.04.	Company to Furnish Indenture Trustee Names and Addresses of Holders
ARTICLE VIII	CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE
Section 8.01.	Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions
Section 8.02.	Rights and Duties of Successor Corporation
Section 8.03.	Officers’ Certificate and Opinion of Counsel
ARTICLE IX	SUPPLEMENTAL INDENTURES
Section 9.01.	Supplemental Indentures Without Consent of Holders
Section 9.02.	Supplemental Indentures with Consent of Holders
Section 9.03.	Execution of Supplemental Indentures
Section 9.04.	Effect of Supplemental Indentures
Section 9.05.	Conformity with Trust Indenture Act
Section 9.06.	Reference in Securities to Supplemental Indentures
ARTICLE X	COVENANTS
Section 10.01.	Payment of Principal, Premium, if any; Interest and Additional Amounts
Section 10.02.	Maintenance of Office or Agency
Section 10.03.	Money for Securities Payments to Be Held in Trust
Section 10.04.	Existence
Section 10.05.	Maintenance of Properties

Exhibit A-1-5

Section 10.06.	Insurance
Section 10.07.	Payment of Taxes and Other Claims
Section 10.08.	Provision of Financial Information
Section 10.09.	Statement as to Compliance
Section 10.10.	Additional Amounts
Section 10.11.	Waiver of Certain Covenants
ARTICLE XI	REDEMPTION OF SECURITIES
Section 11.01.	Applicability of Article
Section 11.02.	Election to Redeem; Notice to Indenture Trustee
Section 11.03.	Selection by Indenture Trustee of Securities to Be Redeemed
Section 11.04.	Notice of Redemption
Section 11.05.	Deposit of Redemption Price
Section 11.06.	Securities Payable on Redemption Date
Section 11.07.	Securities Redeemed in Part
ARTICLE XII	SINKING FUNDS
Section 12.01.	Applicability of Article
Section 12.02.	Satisfaction of Sinking Fund Payments with Securities
Section 12.03.	Redemption of Securities for Sinking Fund
ARTICLE XIII	REPAYMENT AT THE OPTION OF HOLDERS
Section 13.01.	Applicability of Article
Section 13.02.	Repayment of Securities
Section 13.03.	Exercise of Option
Section 13.04.	When Securities Presented for Repayment Become Due and Payable
Section 13.05.	Securities Repaid in Part
ARTICLE XIV	DEFEASANCE AND COVENANT DEFEASANCE
Section 14.01.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance
Section 14.02.	Defeasance and Discharge
Section 14.03.	Covenant Defeasance
Section 14.04.	Conditions to Defeasance or Covenant Defeasance
Section 14.05.	Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions
ARTICLE XV	MEETINGS OF HOLDERS OF SECURITIES
Section 15.01.	Purposes for Which Meetings May Be Called
Section 15.02.	Call, Notice and Place of Meetings
Section 15.03.	Persons Entitled to Vote at Meetings
Section 15.04.	Quorum; Action
Section 15.05.	Determination of Voting Rights; Conduct and Adjournment of Meetings
Section 15.06.	Counting Votes and Recording Action of Meetings

Exhibit A-1-6

INDENTURE , dated as of              ,   , between WINTHROP REALTY TRUST, an unincorporated association in the form of a business trust organized under the laws of the State of Ohio (hereinafter called the “Company”), having its principal office at 7 Bulfinch Place, Suite 500, Boston, Massachusetts  02114, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee hereunder (hereinafter called the “Indenture Trustee”), having its Corporate Trust Office at 101 Barclay Street, Floor 8W, New York, NY 10286, Attention:  Corporate Trust Division - Corporate Finance Unit.

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes debt securities (hereinafter called the “Securities”) evidencing its indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, to be issued in one or more Series as provided in this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the TIA (as defined), either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the TIA;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

Exhibit A-1-7

(4)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” means any additional amounts which are required by a Security or by or pursuant to a Board Resolution, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Indenture Trustee pursuant to Section 6.11 hereof to act on behalf of the Indenture Trustee to authenticate Securities.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” has the meaning specified in Section 5.01.

“Bearer Security” means any Security established pursuant to Section 2.01 which is payable to bearer.

“Board of Trustees” means the board of trustees of the Company or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Trustees or a duly appointed committee thereof and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

“Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, any day, other than a Saturday or Sunday, that is not a day on which banking institutions in that Place of Payment or particular location are authorized or required by law, regulation or executive order to close.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

Exhibit A-1-8

“Common Shares” means, with respect to any Person, all shares of capital stock or beneficial interest, as applicable, issued by such Person other than Preferred Stock or Preferred Shares, as applicable, or Excess Stock or Excess Shares, as applicable.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Indenture Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit (or composite currency) other than the ECU for the purposes for which it was established.

“Corporate Trust Office” means the office of the Indenture Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 8W, New York, New York 10286, Attention:  Corporate Trust Division - Corporate Finance Unit, or such other address as the Indenture Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Indenture Trustee (or such other address as such successor Indenture Trustee may designate from time to time by notice to the Company).

“corporation” includes corporations, associations, limited liability companies, partnerships, trusts, business trusts, statutory trusts and real estate investment trusts.

“coupon” means any interest coupon appertaining to a Bearer Security.

“Custodian” has the meaning specified in Section 5.01.

“Defaulted Interest” has the meaning specified in Section 3.07.

“Depository” means Clearstream, Euroclear or DTC, as applicable.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” has the meaning specified in Section 3.04.

“ECU” means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor.

Exhibit A-1-9

“European Communities” means the European Economic Community, the European Coal and Steel Community and the European Atomic Energy Community.

“European Monetary System” means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

“Event of Default” has the meaning specified in Section 5.01.

 “Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the ECU issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

“Global Security” means a Security evidencing all or a part of a series of Securities issued to and registered in the name of the Depository for such series, or its nominee, in accordance with Section 3.05, and bearing the legend prescribed in Section 2.03.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means, in the case of a Registered Security, the Person in whose name a Security is registered in the Security Register and, in the case of a Bearer Security, the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

“Indenture” means this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided, however, that, if at any time more than one Person is acting as Indenture Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Indenture Trustee, this instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the or those particular series of Securities for which such Person is Indenture Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is Indenture Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provision or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Indenture Trustee but to which such Person, as such Indenture Trustee, was not a party.

Exhibit A-1-10

“Indenture Trustee” means the Person named as the “Indenture Trustee” in the first paragraph of this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” shall mean or include each Person who is then an Indenture Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Securities of any series shall mean only the Indenture Trustee with respect to Securities of that series.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, shall mean interest payable after Maturity, and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.10, includes such Additional Amounts.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

 “Officers’ Certificate” means a certificate signed by the Chairman of the Board of Trustees, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Indenture Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or who may be an employee of or other counsel for the Company and who shall be reasonably satisfactory to the Indenture Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)           Securities theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii)           Securities, or portions thereof, for whose payment or redemption (including repayment at the option of the Holder) money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any coupons appertaining thereto; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

Exhibit A-1-11

(iii)           Securities, except to the extent provided in Sections 14.02 and 14.03, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XIV;

(iv)           Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company; and

(v)           Securities converted into Common Shares or Preferred Shares pursuant to or in accordance with this Indenture if the terms of such Securities provide for convertibility pursuant to Section 3.01;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by TIA Section 3.03, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, (ii) the principal amount of any Security denominated in a Foreign Currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent, determined pursuant to Section 3.01 as of the date such Security is originally issued by the Company, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent as of such date of original issuance of the amount determined as provided in clause (i) above) of such Security, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Indenture Trustee knows to be owned shall be so disregarded.  Securities owned as provided in clause (iv) above which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.  In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities or coupons on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Exhibit A-1-12

“Place of Payment,” when used with respect to the Securities of or within any series, means the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 10.02.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or the Security to which the mutilated, destroyed, lost or stolen coupon appertains.

“Preferred Shares” means, with respect to any Person, all shares of beneficial interest or capital stock, as applicable, issued by such Person that is entitled to a preference or priority over any other shares of beneficial interest or capital stock, as applicable, issued by such Person with respect to any distribution of such Person’s assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Security” shall mean any Security which is registered in the Security Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the registered Securities of or within any series means the date specified for that purpose as contemplated by Section 3.01, whether or not a Business Day.

“Repayment Date” means, when used with respect to any Security to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Security to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Indenture Trustee, means any officer assigned to the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit) of the Indenture Trustee located at the Corporate Trust Office of the Indenture Trustee, who shall have direct responsibility for the administration of this Trust Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Security” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Indenture Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Indenture Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Indenture Trustee.

Exhibit A-1-13

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Securities of or within any Series means a date fixed by the Indenture Trustee pursuant to the provisions of Section 3.07.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means a corporation a majority of the outstanding voting equity securities of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company.  For the purposes of this definition, “equity securities” means stock or shares having voting power for the election of directors or trustees, as applicable, whether at all times or only so long as no senior class of stock or shares has such voting power by reason of any contingency.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this Indenture was executed, except as provided in Section 9.05.

“United States” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“United States Person” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

“Yield to Maturity” means the yield to maturity, computed at the time of issuance of a Security (or, if applicable, at the most recent redetermination of interest on such Security) and as set forth in such Security in accordance with generally accepted United States bond yield computation principles.

Section 1.02.    Compliance Certificates and Opinions.

Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates delivered pursuant to Section 10.09) shall include:

Exhibit A-1-14

(1)           a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.     Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information as to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.     Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing.  If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article XV, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Company and any agent of the Indenture Trustee or the Company, if made in the manner provided in this Section 1.04.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.06.

Exhibit A-1-15

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Indenture Trustee deems sufficient.

(c)           The ownership of Registered Securities shall be proved by the Security Register.  As to any matter relating to beneficial ownership interests in any Global Security, the appropriate Depository’s records shall be dispositive for purposes of this Indenture.

(d)           The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depository, by any trust company, bank, banker or other depository, wherever situated, if such certificate shall be deemed by the Indenture Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depository, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Indenture Trustee to be satisfactory.  The Indenture Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Indenture Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding.  The ownership of Bearer Securities may also be proved in any other manner which the Indenture Trustee deems sufficient.

(e)           If the Company shall solicit from the Holders of Registered Securities any request, demand, authorization, direction, notice, consent or waiver or other Act, the Company may, at its option, in or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 15 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent or waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

Exhibit A-1-16

(f)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.      Notices, Etc., to Indenture Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Indenture Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at 101 Barclay Street, Floor 8W, New York, NY 10286, Attention:  Corporate Trust Division - Corporate Finance Unit; or

(2)           the Company by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Indenture Trustee by the Company, Attention:  President (with a copy to the Company’s counsel), or

(3)           either the Indenture Trustee or the Company, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Indenture Trustee at facsimile number (212) 815-5704 and if to the Company at facsimile number (   )              .

The Indenture Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Indenture Trustee to be authorized to give instructions and directions on behalf of the Company.  The Indenture Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Indenture Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.  The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Indenture Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Indenture Trustee for the purposes of this Indenture.

Section 1.06.      Notice to Holders; Waivers.

When this Indenture provides for notice of any event to Holders of Registered Securities by the Company or the Indenture Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.  In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Exhibit A-1-17

If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in The City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Indenture Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.  Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07.      Counterparts:  Effect of Headings and Table of Contents.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction thereof.

Exhibit A-1-18

Section 1.08.      Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.09.      Severability Clause.

In case any provision in this Indenture or in any Security or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10.      Benefits of Indenture.

Nothing in this Indenture or in the Securities or coupons, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.11.      Governing Law; Waiver of Jury Trial; Jurisdiction.

THIS INDENTURE AND THE SECURITIES AND COUPONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE) WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS THEREOF.  THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TIA THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

EACH OF THE COMPANY AND THE INDENTURE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES

Section 1.12.      Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity of any Security or the last date on which a Holder has the right to convert or exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or any Security or coupon other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof), payment of interest or any Additional Amounts or principal (and premium, if any) or conversion or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repayment Date or sinking fund payment date, or at the Stated Maturity or Maturity, or on such last day for conversion or exchange, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

Exhibit A-1-19

Section 1.13.      Immunity of Shareholders, Trustees, Officers and Agents of the Company.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, beneficial owner, employee, officer or trustee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 1.14.      Incorporation by Reference of Trust Indenture Act; Conflict with Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

ARTICLE II

SECURITIES FORMS

Section 2.01.      Forms of Securities.

The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons shall be substantially in the form of Exhibit A hereto or in such other form as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Unless otherwise specified as contemplated by Section 3.01, Bearer Securities shall have interest coupons attached.

Exhibit A-1-20

The definitive Securities and coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or mechanically reproduced on safety paper or may be produced in any other manner, all as determined by the officers executing such Securities or coupons, as evidenced by their execution of such Securities or coupons.

Section 2.02.      Form of Indenture Trustee’s Certificate of Authentication.

Subject to Section 6.11, the Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Indenture Trustee
By ______________________________
Authorized Signatory

Section 2.03.      Securities Issuable in Global Form.

If Securities of or within a series are issuable in the form of one or more Global Securities, then, notwithstanding clause (8) of Section 3.01 and the provisions of Section 3.02, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Series of such series represented thereby may from time to time be increased or decreased to reflect exchanges.  Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Securities represented thereby shall be made by the Indenture Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Indenture Trustee pursuant to Section 3.03 or 3.04.  Subject to the provisions of Section 3.03 and, if applicable, Section 3.04, the Indenture Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order.  If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Indenture Trustee the Global Security together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and premium, if any, and interest on any Global Security in permanent global form shall be made to the registered Holder thereof.

Exhibit A-1-21

Notwithstanding the provisions of Section 3.08 and except as provided in the next preceding paragraph, the Company, the Indenture Trustee and any agent of the Company and the Indenture Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or Clearstream.

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository.  This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee.”

ARTICLE III

THE SECURITIES

Section 3.01.      Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to Section 3.03, set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)           the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.07 or 13.05);

(3)           the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series shall be payable;

(4)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

Exhibit A-1-22

(5)           the place or places where the principal of (and premium, if any), interest, if any, on, and Additional Amounts, if any, payable in respect of Securities of the series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6)           the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7)           the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8)           if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(9)           if other than the Indenture Trustee, the identity of each Security Registrar and/or Paying Agent;

(10)           if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or, if applicable, the portion of the principal amount of Securities of the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(11)           if other than Dollars, the Foreign Currency or Currencies in which payment of the principal of (and premium, if any) and interest or Additional Amounts, if any, on the Securities of the series shall be payable or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of “Outstanding” in Section 1.01;

(12)           whether the amounts of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(13)           whether the principal of (and premium, if any) or interest or Additional Amounts, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units, or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

Exhibit A-1-23

(14)           provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(15)           any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(16)           whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the Depository for such series;

(17)           the date as of which any Bearer Securities of the series and any temporary Global Security representing Outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(18)           the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.04;

(19)           the applicability, if any, of Sections 14.02 and/or 14.03 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article XIV;

(20)           if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(21)           if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered;

(22)           whether and under what circumstances the Company will pay Additional Amount as contemplated by Section 10.10 on the Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

Exhibit A-1-24

(23)           the obligation, if any, of the Company to permit the conversion of the Securities of such series into the Company’s Common Shares or Preferred Shares, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

(24)           any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except, in the case of Registered Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.03) and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuance of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Indenture Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

Section 3.02.      Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01.  With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.03.      Execution, Authentication, Delivery and Dating.

The Securities and any coupons appertaining thereto shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries.  The signature of any of these officers on the Securities and coupons may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities or coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities or coupons.

Exhibit A-1-25

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupon appertaining thereto, executed by the Company to the Indenture Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Indenture Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that, in connection with its original issuance, no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further that, unless otherwise specified with respect to any series of Securities pursuant to Section 3.01, a Bearer Security may be delivered in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished a certificate to Euroclear or Clearstream, as the case may be, in the form set forth in Exhibit B-1 to this Indenture or such other certificate as may be specified with respect to any series of Securities pursuant to Section 3.01, dated no earlier than 15 days prior to the earlier of the date on which such Bearer Security is delivered and the date on which any temporary Security first becomes exchangeable for such Bearer Security in accordance with the terms of such temporary Security and this Indenture.  If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner’s interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner’s interest in such permanent Global Security.  Except as permitted by Section 3.06, the Indenture Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and canceled.

If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Indenture Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate or formula, maturity date, date of issuance and date from which interest shall accrue.  In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Indenture Trustee shall be entitled to receive, and (subject to TIA Section 315(a) through 315(d)) shall be fully protected in relying upon,

(i)           an Opinion of Counsel stating that

(a)           the form or forms of such Securities and any coupons have been established in conformity with the provisions of this Indenture;

(b)           the terms of such Securities and any coupons have been established in conformity with the provisions of this Indenture; and

(c)           such Securities, together with any coupons appertaining thereto, when completed by appropriate insertions and executed and delivered by the Company to the Indenture Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Indenture Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles; and

(ii)           an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Securities have been complied with and that, to the best of the knowledge of the signers of such certificate, that no Event of Default with respect to any of the Securities shall have occurred and be continuing.

If such form or terms have been so established, the Indenture Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Indenture Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Indenture Trustee.

Exhibit A-1-26

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all the Securities of any series are not to be issued at one time it shall not be necessary to deliver an Officers’ Certificate otherwise required pursuant to Section 3.01 or a Company Order, or an Opinion of Counsel or an Officers’ Certificate otherwise required pursuant to the next preceding paragraph at the time of issuance of each Security of such series, but such order, opinion and certificates, with appropriate modifications to cover such future issuances, shall be delivered at or before the time of issuance of the first Security of such series.

Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security or Security to which such coupon appertains a certificate of authentication substantially in the form provided for herein duly executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefit of this Indenture.  Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Indenture Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.      Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Indenture Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupon or without coupon, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Series may determine, as conclusively evidenced by their execution of such Securities.  In the case of Securities of any series, such temporary Securities may be in global form.

Except in the case of temporary Global Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Resolution), if temporary Securities or any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the company in a Place of Payment for that series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any non-matured coupons appertaining thereto), the Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations; provided however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security, and provided, further that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 3.03.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Exhibit A-1-27

Unless otherwise provided in or pursuant to a Board Resolution, the following provisions of this Section 3.04 shall govern the exchange of temporary Securities other than through the facilities of The Depository Trust Company (“DTC”).  If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a Depository or common depository (the “Common Depository”), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Company shall deliver to the Indenture Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company.  On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depository to the Indenture Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Indenture Trustee shall authenticate and deliver in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged.  The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depository, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit B-2 to this Indenture or in such other form as may be established pursuant to Section 3.01; and provided further that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 3.03.

Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit B-1 to this Indenture (or in such other form as may be established pursuant to Section 3.01), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Indenture Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent.  Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such Temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.  Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only outside the United States.

Exhibit A-1-28

Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Indenture Trustee of a certificate or certificates in the form set forth in Exhibit B-2 to this Indenture (or in such other forms as may be established pursuant to Section 3.01), for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth as Exhibit B-1 to this Indenture (or in such other forms as may be established pursuant to Section 3.01).  Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.04 and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners.  Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security.  Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Indenture Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

Section 3.05.      Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Indenture Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the registers maintained in such office or in any such office or agency of the Company in a Place of Payment being herein sometimes referred to collectively as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities.  The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  The Indenture Trustee, at its Corporate Trust Office, is hereby initially appointed “Security Registrar” for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided.  In the event that the Indenture Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register at all reasonable times.

Subject to the provisions of this Section 3.05, upon surrender for registration of transfer of any Registered Security of any series at any office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and positions.

Subject to the provisions of this Section 3.05, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Registered Securities to be exchanged at any such office or agency.  Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.  Unless otherwise specified with respect to any series of Securities as contemplated by Section 3.01, Bearer Securities may not be issued in exchange for Registered Securities.

Exhibit A-1-29

If (but only if) permitted by the applicable Board Resolution and (subject to Section 3.03) set forth in the applicable Officers’ Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining.  If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Indenture Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States.  Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Exhibit A-1-30

Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any permanent Global Security shall be exchangeable only as provided in this paragraph.  If the Depository for any permanent Global Security is DTC, then, unless the terms of such Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Securities, a Global Security may be transferred, in whole but not in part, only to a nominee of DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC.  If at any time DTC notifies the Company that it is unwilling or unable to continue as Depository for the applicable Global Security or Securities or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such Global Security or Securities.  If (x) a successor depository for such Global Security or Securities is not appointed by the Company within 90 days after the Company received such notice or becomes aware of such unwillingness, inability or ineligibility, (y) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the applicable series of Securities represented by such Global Security or Securities advise DTC to cease acting as Depository for such Global Security or Securities or (z) the Company, in its sole discretion, determines at any time that all Outstanding Securities (but not less than all) of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities, then the Company shall execute, and the Indenture Trustee shall authenticate and deliver definitive Securities of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security.  On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered for exchange by DTC or such other Depository as shall be specified in the Company Order with respect thereto to the Indenture Trustee, as the Company’s agent for such purpose; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption; and provided further that no Bearer Security delivered in exchange for a portion of a permanent Global Security shall be mailed or otherwise delivered to any location in the United States.  If a Registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent Global Security is payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.07 or 13.05 not involving any transfer.

The Company or the Indenture Trustee, as applicable, shall not be required (i) to issue, register the transfer of or exchange any Security if such Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Securities to be redeemed under Section 11.03 and ending at the close of business on (a) if such Securities are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (b) if such Securities are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if such Securities are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Exhibit A-1-31

None of the Indenture Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06.      Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Indenture Trustee or the Company, together with, in proper cases, such security or indemnity as may be required by the Company or the Indenture Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Indenture Trustee that such Security or coupon has been acquired by a protected purchaser, the Company shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains, pay such Security or coupon; provided, however, that payment of principal of (and premium, if any), any interest on and any Additional Amounts with respect to, Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

Exhibit A-1-32

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 3.07.      Payment of Interest:  Interest Rights Preserved.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on any Registered Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 10.02; provided, however, that each installment of interest on any Registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

Unless otherwise provided as contemplated by Section 3.01 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

Unless otherwise provided as contemplated by Section 3.01, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid by DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depository, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

In case a Bearer Security of any series is surrendered in exchange for a Registered Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Registered Security of any series that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

Exhibit A-1-33

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Indenture Trustee), and at the same time the Company shall deposit with the Indenture Trustee an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Indenture Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Indenture Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment.  The Indenture Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Securities of such series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date.  The Indenture Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).  In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Registered Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

(2)           The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Indenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.08.      Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on, such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Indenture Trustee nor any agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.  All such payments so made to any such Person, or upon such Person’s order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

Exhibit A-1-34

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Indenture Trustee nor any agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Indenture Trustee, nor any agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security and such Depository shall be treated by the Company, the Indenture Trustee, and any agent of the Company or the Indenture Trustee as the owner of such Global Security for all purposes whatsoever.  None of the Company, the Indenture Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Indenture Trustee, or any agent of the Company or the Indenture Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to such Global Security or impair, as between such depository and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such Global Security.

All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be a Depository or its nominee in the case of the Global Security).  The rights of beneficial owners in the Global Security shall be exercised only through the applicable Depository subject to the applicable procedures.  The Indenture Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.  The Indenture Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depository, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof.  None of the Indenture Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Security, for the records of any such Depository, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depository and any agent member or between or among the Depository, any such agent member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security

Exhibit A-1-35

Section 3.09.      Cancellation.

All Securities and coupons surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee, and any such Securities and coupons surrendered directly to the Indenture Trustee for any such purpose shall be promptly cancelled by it.  The Company may at any time deliver to the Indenture Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Indenture Trustee (or to any other Person for delivery to the Indenture Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Indenture Trustee.  If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Indenture Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  Cancelled Securities and coupons held by the Indenture Trustee shall be disposed of by the Indenture Trustee and the Indenture Trustee shall deliver a certificate of such disposal to the Company, unless the Indenture Trustee is otherwise directed by a Company Order.

Section 3.10.      Computation of Interest.

Except as otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 3.11.      CUSIP, Common Code, ISIN and Other Similar Numbers.

The Company in issuing the Securities may use “CUSIP,” “Common Code”, “ISIN” or other similar numbers and, if so, the Trustee shall use “CUSIP,” “Common Code”, “ISIN” or other similar numbers in notices of redemption or purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such CUSIP, Common Code or ISIN number.  The Company shall promptly notify the Indenture Trustee in writing of any change in any CUSIP,  Common Code, ISIN or other similar number.

Exhibit A-1-36

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01.      Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series herein expressly provided for and any right to receive Additional Amounts, as provided in Section 10.10), and the Indenture Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute instruments in form and substance reasonably satisfactory to the Indenture Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such series when

(1)           either

(A)           all Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 11.06, and (iv) Securities and coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Indenture Trustee for cancellation; or

(B)           all Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Indenture Trustee for cancellation

(i)           have become due and payable, or

(ii)           will become due and payable at their Stated Maturity within one year, or

(iii)           if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Company.

and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for the purpose an amount in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities and such coupons not theretofore delivered to the Indenture Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

Exhibit A-1-37

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)           the Company has delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee and any predecessor Indenture Trustee under Section 6.06, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with and held by the Indenture Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Indenture Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

Section 4.02.      Application of Trust Funds.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), and any interest and Additional Amounts for whose payment such money has been deposited with or received by the Indenture Trustee, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE V

REMEDIES

Section 5.01.      Events of Default.

“Event of Default,” wherever used herein with respect to any particular series of Securities, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days; or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

(3)           default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

Exhibit A-1-38

(4)           default in the performance or breach of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Indenture Trustee or to the Company and the Indenture Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)           default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $30,000,000 by the Company, whether such indebtedness now exists or shall hereafter be created with such obligations being accelerated and not rescinded or annulled; or

(6)           the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(A)           commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)           makes a general assignment for the benefit of its creditors; or

(7)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Company or any Significant Subsidiary in an involuntary case,

(B)           appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of either of its property, or

(C)           orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days; or

(8)           any other Event of Default provided with respect to Securities of that series.

As used in this Section 5.01, the term “Bankruptcy Law” means title 11, U.S.  Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

Exhibit A-1-39

Section 5.02.      Acceleration of Maturity:  Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Indenture Trustee or the Holders of not less than 25% in principal amount of all the Securities of that series will have the right to declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Indenture Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(1)           the Company has paid or deposited with the Indenture Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series):

(A)           all overdue installments of interest on and any Additional Amounts payable in respect of all Outstanding Securities of that series and any related coupons,

(B)           the principal of (and premium, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest and any Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(D)           all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

(2)           all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.      Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

The Company covenants that if:

(1)           default is made in the payment of any installment of interest or Additional Amounts, if any, on any Security of any series and any related coupon when such interest or Additional Amount becomes due and payable and such default continues for a period of 30 days, or

Exhibit A-1-40

(2)           default is made in the payment of the principal of (or premium, if any, on) any Security of any series at its Maturity,

then the Company will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of such Securities of such series and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest and Additional Amounts, with interest upon any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest or Additional Amounts, if any, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities of such series, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any related coupons by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.      Indenture Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)           to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium, if any) and interest and Additional Amounts, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities of such series and coupons to make such payments to the Indenture Trustee, and in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and any predecessor Indenture Trustee, their agents and counsel, and any other amounts due the Indenture Trustee or any predecessor Indenture Trustee under Section 6.06.

Exhibit A-1-41

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder of a Security or coupon in any such proceeding.

In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

Section 5.05.      Indenture Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities or coupons may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities and coupons in respect of which such judgment has been recovered.

Section 5.06.      Application of Money Collected.

Any money collected by the Indenture Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest and any Additional Amounts, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:   To the payment of all amounts due the Indenture Trustee and any predecessor Indenture Trustee under Section 6.06;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities and coupons for principal (and premium, if any) and interest and any Additional Amounts payable, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for principal (and premium, if any), interest and Additional Amounts, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company.

Exhibit A-1-42

Section 5.07.      Limitation on Suits.

No Holder of any Security of any series or any related coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(3)           such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08.      Unconditional Right of Holders to Receive Principal, Premium, if any, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on, and any Additional Amounts in respect of, such Security or payment of such coupon on the respective due dates expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.      Restoration of Rights and Remedies.

If the Indenture Trustee or any Holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case, the Company, the Indenture Trustee and the Holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

Exhibit A-1-43

Section 5.10.      Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.      Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders of Securities or coupons, as the case may be.

Section 5.12.      Control by Holders of Securities.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Securities of such series, provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction, and

(3)           the Indenture Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of Securities of such series not joining therein.

Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by Holders.

Section 5.13.      Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series and any related coupons waive any past default hereunder with respect to such series and its consequences, except a default

(1)           in the payment of the principal of (or premium, if any) or interest on or Additional Amounts payable in respect of any Security of such series or any related coupons, or

(2)           in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Exhibit A-1-44

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.14.      Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.      Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01.      Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Indenture Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Indenture Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on or any Additional Amounts with respect to any Security of such series, or in the payment of any sinking fund installment with respect to the Securities of such series, the Indenture Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Securities and coupons of such series; and provided further that in the case of any default or breach of the character specified in Section 5.01(4) with respect to the Securities and coupons of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

Exhibit A-1-45

Section 6.02.      Certain Rights of Indenture Trustee.

Subject to the provisions of TIA Section 315(a) through 315(d):

(1)           the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security, together with any coupons appertaining thereto, to the Indenture Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)           the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series or any related coupons pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Indenture Trustee, shall be repaid by the Holders upon demand.  The Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, relevant to the facts or matters that are the subject of its inquiry, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

Exhibit A-1-46

(7)           the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           the Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)           the Indenture Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Securities and this Indenture;

(10)           the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11)           the Indenture Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(12)           anything in this Indenture notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Indenture Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action;

(13)           the Indenture Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action;

(14)           the permissive right of the Indenture Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Exhibit A-1-47

Except during the continuance of an Event of Default, (i) the Indenture Trustee undertakes to perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and (ii) the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.

The Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Securities of such series.

The Indenture Trustee shall not be responsible for the application of any money by any Paying Agent other than the Indenture Trustee.

Section 6.03.      Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Indenture Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company, and neither the Indenture Trustee nor any Authenticating Agent assumes any responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, except that the Indenture Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder.  Neither the Indenture Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.  The Indenture Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture.  The Indenture Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture.

Section 6.04.      May Hold Securities.

The Indenture Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

Exhibit A-1-48

Section 6.05.      Money Held in Trust.

Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.06.      Compensation and Reimbursement.

The Company agrees:

(1)           to pay to the Indenture Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of an Indenture Trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse each of the Indenture Trustee and any predecessor Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(3)           to indemnify each of the Indenture Trustee and any predecessor Indenture Trustee and their officers, agents, directors and employees for, and to hold it harmless against, any loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Indenture Trustee) incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(5) or Section 5.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

As security for the performance of the obligations of the Company under this Section, the Indenture Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Indenture Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities or any coupons.

The provisions of this Section shall survive the termination for any reason of this Indenture, the satisfaction and discharge of the Indenture, and the resignation or removal of the Indenture Trustee.

“Indenture Trustee” for purposes of this Section shall include any predecessor Indenture Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Indenture Trustee hereunder shall not affect the rights of any other Indenture Trustee hereunder.

Exhibit A-1-49

Section 6.07.      Corporate Indenture Trustee Required; Eligibility; Conflicting Interests.

There shall at all times be an Indenture Trustee hereunder which shall be eligible to act as Indenture Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.  Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Indenture Trustee.

Section 6.08.      Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 6.09.

(b)           The Indenture Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(c)           The Indenture Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Indenture Trustee and to the Company.

(d)           If at any time:

(1)           the Indenture Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(2)           the Indenture Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(3)           the Indenture Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Indenture Trustee and appoint a successor Indenture Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee with respect to all Securities and the appointment of a successor Indenture Trustee or Indenture Trustees.

Exhibit A-1-50

(e)           If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Indenture Trustee or Indenture Trustees with respect to the Securities of that or those series (it being understood that any such successor Indenture Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Indenture Trustee with respect to the Securities of any particular series).  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee with respect to the Securities of such series and to that extent supersede the successor Indenture Trustee appointed by the Company.  If no successor Indenture Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner hereinafter provided, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to Securities of such series.

(f)           The Company shall give notice of each resignation and each removal of the Indenture Trustee with respect to the Securities of any series in the manner provided for notices to the Holders of Securities in Section 1.06.  Each notice shall include the name of the successor Indenture Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.09.      Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Indenture Trustee with respect to all Securities, every such successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges and subject to its lien provided for in Section 6.06, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.06.

(b)           In case of the appointment hereunder of a successor Indenture Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto, pursuant to Article IX hereof, wherein each successor Indenture Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Securities of that or those series to which the appointment of such successor Indenture Trustee relates, (2) if the retiring Indenture Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Securities of that or those series as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart form any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Securities of that or those series to which the appointment of such successor Indenture Trustee relates; but, on request of the Company or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Indenture Trustee relates.

Exhibit A-1-51

(c)           Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.09, as the case may be.

(d)           No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

Section 6.10.      Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities or coupons shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Securities or coupons so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Securities or coupons.  In case any Securities or coupons shall not have been authenticated by such predecessor Indenture Trustee, any such successor Indenture Trustee may authenticate and deliver such Securities or coupons, in either its own name or that of its predecessor Indenture Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Indenture Trustee.

Section 6.11.      Appointment of Authenticating Agent.

At any time when any of the Securities remain Outstanding, the Indenture Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Indenture Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption or repayment thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder.  Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Indenture Trustee, a copy of which instrument shall be promptly furnished to the Company.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Indenture Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any state or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authorities.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to laws or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Exhibit A-1-52

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Indenture Trustee for such series and to the Company.  The Indenture Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in any case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.06.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Indenture Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Exhibit A-1-53

THE BANK OF NEW YORK MELLON
as Indenture Trustee
By:
as Authenticating Agent
By:
Authorized Signatory

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY INDENTURE TRUSTEE AND COMPANY

Section 7.01.      Disclosure of Names and Addresses of Holders.

Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Indenture Trustee that neither the Company nor the Indenture Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.02.      Reports by Indenture Trustee.

Within 60 days after May 15 of each year commencing with the first July 15 after the first issuance of Securities pursuant to this Indenture, the Indenture Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of July 15 if required by TIA Section 313(a).  The Indenture Trustee also shall comply with TIA Sections 313(b) and 313(c).

A copy of each report at the time of its mailing to Holders shall be delivered to the Company and filed by the Indenture Trustee with the Commission and each national securities exchange on which the Securities are listed.  The Company agrees to notify the Indenture Trustee of each national securities exchange on which the Securities are listed.

Section 7.03.      Reports by Company.

The Company will:

(1)           file with the Indenture Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

Exhibit A-1-54

(2)           file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit by mail to the Holders of Securities, within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on an Officers’ Certificates)

Section 7.04.      Company to Furnish Indenture Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Indenture Trustee:

(a)           semiannually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Registered Securities of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semiannually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series, and

(b)           at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that, so long as the Indenture Trustee is the Security Registrar, no such list shall be required to be furnished.

ARTICLE VIII

CONSOLIDATION, MERGER, SALE,  LEASE OR CONVEYANCE

Section 8.01.      Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

Without the consent of any Holders of Securities, the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 10.10) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article IX hereof, in form satisfactory to the Indenture Trustee, executed and delivered to the Indenture Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Exhibit A-1-55

Section 8.02.      Rights and Duties of Successor Corporation.

In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities.  Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Indenture Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Indenture Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Indenture Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Indenture Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 8.03.      Officers’ Certificate and Opinion of Counsel.

Any consolidation, merger, sale, lease or conveyance permitted under Section 8.01 is also subject to the condition that the Indenture Trustee receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01.      Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders of Securities or coupons, the Company, when authorized by or pursuant to a Board Resolution, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

Exhibit A-1-56

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

(2)           to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3)           to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are expressly being included solely for the benefit of such series); provided, however, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Indenture Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default; or

(4)           to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

(5)           to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(6)           to secure one or more series of the Securities; or

(7)           to establish the form or terms of Securities of any series and any related coupons as permitted by Sections 2.01 and 3.01, including the provisions and procedures relating to Securities convertible into Common Shares or Preferred Shares, as the case may be; or

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee; or

(9)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such provisions shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

Exhibit A-1-57

(10)           to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4.01, 14.02 and 14.03; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series and any related coupons or any other series of Securities in any material respect.

Section 9.02.      Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and any related coupons under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(1)           change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on, any Security; or reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change any obligation of the Company to pay Additional Amounts pursuant to Section 10.10 (except as contemplated by Section 8.01(1) and permitted by Section 9.01(1)), or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the amount thereof provable in bankruptcy pursuant to Section 5.04, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or the Repayment Date, as the case may be), or

(2)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to such series (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.04 for quorum or voting, or

(3)           modify any of the provisions of this Section, Section 5.13 or Section 10.11, except to increase the required percentage to effect such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Exhibit A-1-58

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.03.      Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.      Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupon appertaining thereto shall be bound thereby.

Section 9.05.      Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.      Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Indenture Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Securities of such series.

Section 9.07.      Notices of Supplemental Indentures.

After an amendment or supplement to this Indenture or the Notes pursuant to Sections 9.01 or 9.02 becomes effective, the Company shall promptly mail to each Holder a notice briefly describing such amendment or supplement to this Indenture. The failure to deliver such notice, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement to this Indenture.

Exhibit A-1-59

ARTICLE X

COVENANTS

Section 10.01.    Payment of Principal, Premium, if any; Interest and Additional Amounts.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture.  Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 10.10 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  Unless otherwise specified with respect to Securities of any series pursuant to Section 3.01, at the option of the Company, all payments of principal may be paid by check to the registered Holder of the Registered Security or other Person entitled thereto against surrender of such Security.

Section 10.02.    Maintenance of Office or Agency.

If Securities of a series are issuable only as Registered Securities, the Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment or conversion, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  If Securities of a series are issuable as Bearer Securities, the Company will maintain: in the Borough of Manhattan, The City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment or conversion, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment or conversion in the circumstances described in the following paragraph (and not otherwise); subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Securities of that series pursuant to Section 10.10) or conversion; provided, however, that if the Securities of that series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in any required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange; and subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.  The Company will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of each such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment (including payment of any Additional Amounts payable on Bearer Securities of that series pursuant to Section 10.10) or conversion at the offices specified in the Security, in London, England, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands, and the Company hereby appoints the Indenture Trustee its agent to receive all such presentations, surrenders, notices and demands.

Exhibit A-1-60

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, no payment of principal, premium or interest on or Additional Amounts in respect of Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that, if the Securities of a series are payable in Dollars, payment of principal of and any premium and interest on any Bearer Security (including any Additional Amounts payable on Securities of such series pursuant to Section 10.10) shall be made at the office of the Company’s Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium, if any, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture, is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes.  The Company will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  Unless otherwise specified with respect to any Securities pursuant to Section 3.01 with respect to a series of Securities, the Company hereby designates as a Place of Payment for each series of Securities the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Indenture Trustee at its Corporate Trust Office as Paying Agent in The City of New York and as its agent to receive all such presentations, surrenders, notices and demands.

Unless otherwise specified with respect to any Securities pursuant to Section 3.01, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of the Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.03.    Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Indenture Trustee of its action or failure so to act.

Exhibit A-1-61

Whenever the Company shall have one or more Paying Agents for any series of Securities and any related coupons, it will, on or before each due date of the principal of (and premium, if any), or interest on or Additional Amounts in respect of, any Securities of that series, deposit with a Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal (and premium, if any) or interest or Additional Amounts, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Additional Amounts and (unless such Paying Agent is the Indenture Trustee) the Company will promptly notify the Indenture Trustee of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will

(1)           hold all sums held by it for payment of principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Indenture Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any such payment of principal (and premium, if any) or interest on the Securities of that series; and

(3)           at any time during the continuance of any such default upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided in the Securities of any series, any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security of any series and remaining unclaimed for one year after such principal (and premium, if any), interest or Additional Amounts has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of (and premium, if any) or interest on, or any Additional Amounts in respect of, any Security, without interest thereon, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Exhibit A-1-62

Section 10.04.    Existence.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its trust existence, all material rights (by trust agreement, by-laws and statute) and material franchises, provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.05.    Maintenance of Properties.

The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

Section 10.06.    Insurance.

The Company will cause each of its and its Subsidiaries’ insurable properties to be insured against loss or damage in an amount at least equal to their then full insurable value with insurers of recognized responsibility.

Section 10.07.    Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.08.    Provision of Financial Information.

Whether or not the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company will prepare the annual reports, quarterly reports and other documents within 15 days of each of the respective dates by which the Company would have been required to file such annual reports, quarterly reports and other documents with the Commission pursuant to such Section 13 or 15(d) and will (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections, and (ii) file with the Indenture Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if the Company were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Exhibit A-1-63

Section 10.09.    Statement as to Compliance.

The Company will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.  For purposes of this Section 10.09, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

Section 10.10.    Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as may be specified as contemplated by Section 3.01.  Whenever in this Indenture there is mentioned, in any context except in the case of Section 5.02(1), the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established pursuant to Section 3.01 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise specified as contemplated by Section 3.01, if the Securities of a series provide for the payment of Additional Amounts, at least 30 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 30 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Indenture Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Indenture Trustee, with an Officers’ Certificate instructing the Indenture Trustee and such Paying Agent or Paying Agents whether such payment of principal of any premium or interest on the Securities of that series shall be made to Holders of Securities of that series or any related coupons who are not United States persons without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of the series.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of that series or related coupons and the Company will pay to the Indenture Trustee or such Paying Agent the Additional Amounts required by the terms of such Securities.  In the event that the Indenture Trustee or any Paying Agent, as the case may be, shall not so receive the above-mentioned certificate, then the Indenture Trustee or such Paying Agent shall be entitled (i) to assume that no such withholding or deduction is required with respect to any payment of principal or interest with respect to any Securities of a series or related coupons until it shall have received a certificate advising otherwise and (ii) to make all payments of principal and interest with respect to the Securities of a series or related coupons without withholding or deductions until otherwise advised.  The Company covenants to indemnify the Indenture Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them or in reliance on any Officers’ Certificate furnished pursuant to this Section or in reliance on the Company’s not furnishing such an Officers’ Certificate.

Exhibit A-1-64

Section 10.11.    Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.04 to 10.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Indenture Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01.    Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02.    Election to Redeem; Notice to Indenture Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 45 days prior to the giving of the notice of redemption in Section 11.04 (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Indenture Trustee with an Officers’ Certificate evidencing compliance with such restriction.

Section 11.03.    Selection by Indenture Trustee of Securities to Be Redeemed.

If less than all the Securities of any series issued on the same day with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee, from the Outstanding Securities of such series issued on such date with the same terms not previously called for redemption, pro rata, by lot or by such method as the Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Indenture Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

Exhibit A-1-65

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.04.    Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.06, not less than 15 days nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof.

Any notice that is mailed to the Holders of Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price, accrued interest to the Redemption Date payable as provided in Section 11.06, if any, and Additional Amounts, if any,

(3)           if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)           in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without a charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)           that on the Redemption Date, the Redemption Price and accrued interest to the Redemption Date payable as provided in Section 11.06, if any, will become due and payable upon each such Security, or the portion thereof, to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)           the Place or Places of Payment where such Securities, together in the case of Bearer Securities with all coupons pertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any, or for conversion,

(7)           that the redemption is for a sinking fund, if such is the case,

(8)           that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Indenture Trustee for such series and any Paying Agent is furnished,

Exhibit A-1-66

(9)           if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(10)           the CUSIP, ISIN or other similar number of such Security, if any, and

(11)           if applicable, that a Holder of Securities who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, the place or places where such Securities may be surrendered for conversion, and the date and time when the option to convert shall expire.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Indenture Trustee in the name and at the expense of the Company.

Section 11.05.    Deposit of Redemption Price.

On or prior to any Redemption Date, the Company shall deposit with the Indenture Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, which it may not do in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency of currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

If any Securities called for redemption are converted, any money deposited with the Indenture Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 11.06.    Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currencies, currency unit or units of composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void.  Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of coupons for such interest; and provided further that, except as otherwise provided with respect to Securities convertible into Common Shares or Preferred Shares, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

Exhibit A-1-67

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Indenture Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Indenture Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

Section 11.07.    Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part (pursuant to the provisions of this Article or of Article XII) shall be surrendered at a Place of Payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Indenture Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities of the same series, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.  If a Global Security is so surrendered, the Company shall execute and the Indenture Trustee shall authenticate and deliver to the depository, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE XII

SINKING FUNDS

Section 12.01.    Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of such Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of any Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 12.02.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Exhibit A-1-68

Section 12.02.    Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of a series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities, or which have otherwise been acquired by the Company; provided that such Securities so delivered or applied as a credit have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Indenture Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 12.03.    Redemption of Securities for Sinking Fund.

Not less than 60 days prior to each sinking fund payment date for Securities of any series, the Company will deliver to the Indenture Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.02, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Indenture Trustee any Securities to be so delivered and credited.  If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified.  Not less than 30 days before each such sinking fund payment date the Indenture Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

ARTICLE XIII

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.01.    Applicability of Article.

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities, if any, and (except as otherwise specified by the terms of such series established pursuant to Section 3.01) in accordance with this Article.

Section 13.02.    Repayment of Securities.

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the principal amount thereof, together with interest, if any, thereon accrued to the Repayment Date specified in or pursuant to the terms of such Securities.  The Company covenants that on or prior to the Repayment Date it will deposit with the Indenture Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) sufficient to pay the principal (or, if so provided by the terms of the Securities of any series, a percentage of the principal) of, and (except if the Repayment Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof, as the case may be, to be repaid on such date.

Exhibit A-1-69

Section 13.03.    Exercise of Option.

Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities.  In order for any Security to be repaid at the option of the Holder, the Indenture Trustee must receive at the Place of Payment therefor specified in the terms of such Security (or at such other place or places of which the Company shall from time to time notify the Holders of such Securities) not earlier than 60 days nor later than 30 days prior to the Repayment Date (1) the Security so providing for such repayment together with the “Option to Elect Repayment” form on the reverse thereof duly completed by the Holder (or by the Holder’s attorney duly authorized in writing) or (2) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. (“NASD”), or a commercial bank or trust company in the United States setting forth the name of the Holder of the Security, the principal amount of the Security, the principal amount of the Security to be repaid, the CUSIP, ISIN or other similar number, if any, or a description of the tenor and terms of the Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Security to be repaid, together with the duly completed form entitled “Option to Elect Repayment” on the reverse of the Security, will be received by the Indenture Trustee not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, that such telegram, telex, facsimile transmission or letter shall only be effective if such Security and form duly completed are received by the Indenture Trustee by such fifth Business Day.  If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid, in increments of the minimum denomination for Securities of such series, and the denomination or denominations of the Security or Securities to be issued to the Holder for the portion of the principal amount of such Security surrendered that is not to be repaid, must be specified.  The principal amount of any Security providing for repayment at the option of the Holder thereof may not be repaid in part if, following such repayment, the unpaid principal amount of such Security would be less than the minimum authorized denomination of Securities of the series of which such Security to be repaid is a part.  Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Company.

Section 13.04.    When Securities Presented for Repayment Become Due and Payable.

If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, such Securities or the portions thereof, as the case may be, to be repaid shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Securities on such Repayment Date) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be repaid, except to the extent provided below, shall be void.  Upon surrender of any such Security for repayment in accordance with such provisions, together with all coupons, if any, appertaining thereto maturing after the Repayment Date, the principal amount of such Security so to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that coupons whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified pursuant to Section 3.01, only upon presentation and surrender of such coupons; and provided further that, in the case of Registered Securities, installments of interest, if any, whose Stated Maturity is on or prior to the Repayment Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

Exhibit A-1-70

If any Bearer Security surrendered for repayment shall not be accompanied for all appurtenant coupons maturing after the Repayment Date, such Security may be paid after deducting from the amount payable therefor as provided in Section 13.02 an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Indenture Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.  If thereafter the Holder of such Security shall surrender to the Indenture Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made as provided in the preceding sentence, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 3.01, only upon presentation and surrender of those coupons.

If the principal amount of any Security surrendered for repayment shall not be so repaid upon surrender thereof, such principal amount (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) set forth in such Security.

Section 13.05.    Securities Repaid in Part.

Upon surrender of any Registered Security which is to be repaid in part only, the Company shall execute and the Indenture Trustee shall authenticate and deliver to the Holder of such Security, without service charge and at the expense of the Company, a new Registered Security or Securities of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Security so surrendered which is not to be repaid.

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

Section 14.01.    Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance.

If, pursuant to Section 3.01, provision is made for either or both of (a) defeasance of the Securities of or within a series under Section 14.02 or (b) covenant defeasance of the Securities of or within a series under Section 14.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

Exhibit A-1-71

Section 14.02.    Defeasance and Discharge.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Indenture Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (b) the Company’s obligations with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.10, (c) the rights, powers, trusts, duties and immunities of the Indenture Trustee hereunder and (d) this Article.  Subject to compliance with this Article XIV, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities and any coupons appertaining thereto.

Section 14.03.    Covenant Defeasance.

Upon the Company’s exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 10.04 to 10.08, inclusive, and, if specified pursuant to Section 3.01, its obligations under any other covenant, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04 to 10.08, inclusive, or such other covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder.  For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(4) or 5.01(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

Exhibit A-1-72

Section 14.04.    Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 14.02 or Section 14.03 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

(a)           The Company shall irrevocably have deposited or caused to be deposited with the Indenture Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article XIV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge, and which shall be applied by the Indenture Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

(b)           Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c)           No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(6) and 5.01(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d)           In the case of an election under Section 14.02, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e)           In the case of an election under Section 14.03, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

Exhibit A-1-73

(f)           The Company shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 14.02 or the covenant defeasance under Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company’s opinion under Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Indenture Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(g)           Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations with may be imposed on the Company in connection therewith pursuant to Section 3.01.

Section 14.05.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Indenture Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the “Indenture Trustee”) pursuant to Section 14.04 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Indenture Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Indenture Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

(a)           Unless otherwise specified with respect to any Security pursuant to Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made, the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such Security, or a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as the same becomes due out of the process yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security become payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

Exhibit A-1-74

Anything in this Article to the contrary notwithstanding, subject to Section 6.06, the Indenture Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE XV

MEETINGS OF HOLDERS OF SECURITIES

Section 15.01.    Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 15.02.    Call, Notice and Place of Meetings.

(a)           The Indenture Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place as the Indenture Trustee shall determine.  Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

(b)           In case at any time the Company, pursuant to a Board Resolution or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Indenture Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 15.03.    Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Company and its counsel.

Exhibit A-1-75

Section 15.04.    Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum.  In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved.  In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at such meeting; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

(i)           there shall be no minimum quorum requirement for such meeting; and

(ii)           the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

Exhibit A-1-76

Section 15.05.    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)           Notwithstanding any provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.04 to certify to the holding of Bearer Securities.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)           The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(c)           At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount (or other such denomination issuable as determined by a Board Resolution pursuant to Section 3.01(8)) of the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(d)           Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 15.06.    Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any Series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Exhibit A-1-77

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Title:	President

Attest:	/s/ John Garilli
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

By:	/s/ Maryann Joseph
Title:	Vice President

Exhibit A-1-78

EXHIBIT A-2

FORM OF REDEEMABLE OR NON-REDEEMABLE SECURITY

[Face of Security]

[If the Holder of this Security (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Security is a Global Security and the following two legends apply:

Unless this Security is presented by an authorized representative of The Depository Trust Company (“DTC”), 55 Water Street, New York, New York to the Issuer or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC.  This Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in this Indenture, and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or its nominee to a successor depository or its nominee.

[If this Security is an Original Issue Discount Security, insert — FOR PURPOSES OF SECTION 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS        % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS                      , 20       [AND] THE YIELD TO MATURITY IS       %. [THE METHOD USED TO DETERMINE THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF                        , 20        TO                        , 20      , IS        % OF THE PRINCIPAL AMOUNT OF THIS SECURITY.]

WINTHROP REALTY TRUST

[Designation of Series]

No.           $

WINTHROP REALTY TRUST, an unincorporated association in the form of a business trust organized under the laws of the State of Ohio (therein referred to as the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                             or registered assigns the principal sum of                Dollars on                            (the “Stated Maturity Date”) [or insert date fixed for earlier redemption (the “Redemption Date,” and together with the Stated Maturity Date with respect to principal repayable on such date, the “Maturity Date.”)]

Exhibit A-2-1

[If the Security is to bear interest prior to Maturity, insert — and to pay interest thereon from                     or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [quarterly][semi-annually] on                        and                        in each year (each, an “Interest Payment Date”), commencing                       , at the rate of         % per annum, until the principal hereof is paid or duly provided for.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                        or                        (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company maintained for such purpose; provided, however, that such interest may be paid, at the Company’s option, by mailing a check to such Holder at its registered address or by transfer of funds to an account maintained by such Holder within the United States.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at the [Stated] Maturity Date and in such case the overdue principal of this Security shall bear interest at the rate of        % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for.  Interest on any overdue principal shall be payable on demand.  Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of        % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

The principal of this Security payable on the Stated Maturity Date [or the principal of, premium, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date] will be paid against presentation of this Security at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest payable on this Security on any Interest Payment Date and on the [Stated] Maturity Date [or Redemption Date, as the case may be,] will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including                          , if no interest has been paid on this Security) to but excluding such Interest Payment Date or the [Stated] Maturity Date [or Redemption Date, as the case may be.] If any Interest Payment Date or the [Stated] Maturity Date or [Redemption Date] falls on a day that is not a Business Day, as defined below, principal, premium, if any, and/or interest payable with respect to such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be,] will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or [Stated] Maturity Date [or Redemption Date, as the case may be.] “Business Day” means any day, other than a Saturday or Sunday, on which banks in the City of New York are not required or authorized by law, regulation or executive order to close.

[If this Security is a Global Security, insert — All payments of principal, premium, if any, and interest in respect of this Security will be made by the Company in immediately available funds.]

Exhibit A-2-2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

Dated:	WINTHROP REALTY TRUST
By:
Attest:

Secretary

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
as Indenture Trustee
By _____________________________________
Authorized Signatory

Exhibit A-2-3

[Reverse of Security]

WINTHROP REALTY TRUST

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                     , 2012   (herein called the “Indenture”) between the Company and The Bank of New York Mellon, as Indenture Trustee (herein called the “Indenture Trustee,” which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Indenture Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the “Securities”), [if applicable, insert — and the aggregate principal amount of the Securities to be issued under such series is limited to $               (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities).] All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

[If applicable, insert — The Securities are subject to redemption [(i) (If applicable, insert — on                 in any year commencing with the year              and ending with the year                   through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] [If applicable, insert — at any time [on or after                     ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as a percentage of the principal amount):

If redeemed on or before                         ,        % and if redeemed during the 12-month period beginning                    of the years indicated at the Redemption Prices indicated below.

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to        % of the principal amount, together in the case of any such redemption [If applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — The Securities are subject to redemption (1) on                in any year commencing with the year                 and ending with the year                 through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                   ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:  If redeemed during the 12-month period beginning                of the years indicated,

Exhibit A-2-4

Year	Redemption Price for Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; provided, however, that installments of interest on this Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

 [If applicable, insert — The sinking fund for the Securities provides for the redemption on                  in each year, beginning with the year           and ending with the year          , of [not less than] $         ] [(“mandatory sinking fund”) and not more than $         ] aggregate principal amount of the Securities. [The Securities acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the [describe order] order in which they become due.]]

Notice of redemption will be given by mail to Holders of Securities, not less than 15 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

[If applicable, insert conversion provisions set forth in any Board Resolution or indenture supplemental to the Indenture.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Indenture Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby.  The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture.  Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange here for or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

Exhibit A-2-5

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, the transfer of this Security is registrable in the Security Register of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein [and herein] set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

The Securities of this series are issuable only in registered form [without coupons] in denominations of $           and any integral multiple thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future shareholder, beneficial owner, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as party of the consideration for the issue hereof, expressly waived and released.

The Indenture and the Securities and coupons shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of the conflicts of laws thereof.

Exhibit A-2-6

EXHIBIT B

FORMS OF CERTIFICATION

Exhibit B-1

EXHIBIT B-1

FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE BEARER SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE

DATE

CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for your account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in the United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise WINTHROP REALTY TRUST or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (b) or (c) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S.  Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex or electronic transmission on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applied as of such date.

This certificate excepts and does not relate to [U.S.$] of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

We understand that this certificate may be required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Exhibit B-2

Dated:                         ,

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signature)
Name:
Title:

Exhibit B-3

EXHIBIT B-2

FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND CLEARSTEAM S.A.  IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE CERTIFICATE

[Insert title or sufficient description of Securities to be delivered]

This is to certify that, based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$] principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S.  Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise WINTHROP REALTY TRUST or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (b) or (c) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “Possessions” include Puerto Rico, the U.S.  Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary Global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax legislation in the United States.  If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Exhibit B-2-1

Dated:                      ,

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Euroclear Bank S.A./N.V.,]
as Operator of the Euroclear
System] [Clearstream Banking, as Operator of the Clearstream System]

By:

Exhibit B-2-2